Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS)
USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability
Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)
1. Name of Nevada entity as last recorded in this office:

WaferGen Bio-systems, Inc.

2. The articles are: (mark only one box)    ☐ Restated    ☒ Amended and Restated
Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.
3. Indicate what changes have been made by checking the appropriate box:*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
☐	The entity name has been amended.
☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐	The purpose of the entity has been amended.
☒	The authorized shares have been amended.
☒	The directors, managers or general partners have been amended.
☐	IRS tax language has been added.
☐	Articles have been added.
☒	Articles have been deleted.
☒	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)
Articles First through Tenth have been amended and restated in their entirety and retitled as Articles I through III. See attached for a complete version of the Amended and Restated Articles of Incorporation.

4. Effective date and time of filing: (optional	Date:	Feb. 28, 2017	Time:	5:00 p.m. PST
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees     Nevada Secretary of State Restated Articles
Revised: 1-5-15

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
WaferGen Bio-systems, Inc.,
a Nevada corporation
Amended and Restated Articles of Incorporation of WaferGen Bio-systems, Inc., a Nevada corporation (“WAFERGEN”), were filed with the Nevada Secretary of State on January 31, 2007 (as amended, collectively the “Articles”). WAFERGEN now desires to further amend and restate the Articles in their entirety pursuant to all applicable authority, including, without limitation, Nevada Revised Statutes Sections 92A.200(1)(e) and 92A.250(1)(f), as follows:
ARTICLE I
NAME
The name of the corporation is WaferGen Bio-systems, Inc. (the “Corporation”).

ARTICLE II
AUTHORIZED STOCK
The Corporation is authorized to issue 75,000 shares of common stock without par value.

ARTICLE III
NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS

Carol Lou	21853 Woodbury Dr. Cupertino, CA 95014

Frank Raab	5787 Cannes Place San Jose, CA 95138

Kazuki Yamamoto	Yokoe-cho 222-20 Moriyama, Shiga 524-0053 Japan

Shuichiro Matsuzaki	Aoike-cho 658-44 Kusatsu, Shiga 525-0041 Japan

Junichi Mineno	Kohataminamiyama 15-78 Uji, Kyoto 611-0002 Japan

* * * * *

IN WITNESS WHEREOF, the undersigned has signed these Amended and Restated Articles of Incorporation of the Corporation as of February 28, 2017.
WaferGen Bio-systems, Inc.,
a Nevada corporation

By: /s/ Carol Lou
Print Name: Carol Lou
Title: President

SIGNATURE PAGE TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
WaferGen Bio-systems, Inc.